Exhibit 31.4
CERTIFICATION
I, Adam J. DeWitt, certify that:
1. I have reviewed this annual report on Form 10-K/A of optionsXpress Holdings, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ ADAM J. DEWITT
Name:	Adam J. DeWitt
Title:	Chief Financial Officer
Date: April 27, 2011